UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 17, 2009

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2009, Lennar Aircraft I, LLC, of which Lennar Corporation (the “Company”) is the sole member, entered into an Amended and Restated Aircraft Dry Lease Agreement (the “Agreement”), dated as of the 1st day of December 2008, with US Home Corporation, a wholly-owned subsidiary of the Company, and Stuart Miller, the Company’s President and Chief Executive Officer. Pursuant to FAA regulations under which the aircraft operates, Mr. Miller reimburses the Company for actual operating expenses incurred during personal use of the aircraft. Under the relationship created by the Agreement, Mr. Miller will now be permitted to additionally reimburse the Company for the Company’s full cost of business use of the aircraft, which Mr. Miller intends to do, as permitted by the Agreement. The Agreement was prepared in November 2008 and submitted to the independent directors of the Company for their approval at their regular meeting on January 13, 2009. The independent directors approved the Agreement, and it was signed by the Company and Mr. Miller on February 17, 2009. The Agreement adds Mr. Miller as a party to the Agreement solely in the capacity of an optional payor. Mr. Miller previously entered into an Aircraft Time-Share Agreement with the Company in August 2005, amended by Amendment No. 1 to the Aircraft Time-Share Agreement in September 2005, which will remain in effect and requires him to reimburse the Company for operating expenses incurred in connection with personal use of the aircraft.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document
10.1	Amended and Restated Aircraft Dry Lease Agreement, dated as of the 1st day of December 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2009	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document
10.1	Amended and Restated Aircraft Dry Lease Agreement, dated as of the 1st day of December 2008.